UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities ExchangeAct of 1934

Date of Report (Date of earliest event reported): December 2, 2025

LUNAI BIOWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2259340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Cottage Way, Suite G2 #32562

Sacramento, CA 95825

(Address of principal executive offices)

+1 (424) 222-9301

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of theAct:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LNAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities ExchangeAct of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2025, Lunai Bioworks, Inc. (the “Company”) entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Dawson James Securities, Inc. (the “Sales Agent”), pursuant to which the Company may offer and sell (the “Offering”) shares of its common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $11.70 million, from time to time through the Sales Agent as the Company’s sales agent.

Pursuant to the Sales Agreement, sales of the shares of Common Stock (“Shares”), if any, will be made under the Company’s Registration Statement on Form S-3 (File No. 333-282898), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 6, 2024, and the related prospectus and prospectus supplement. The Company may sell the Shares in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Capital Market or any other trading market for the Common Stock. The Sales Agent is entitled to compensation of 3.0% of the gross proceeds from the sales of any Shares pursuant to the Sales Agreement and will be reimbursed for certain expenses.

The Sales Agreement contains customary representations, warranties, and covenants of the Company and the Agent, indemnification and contribution provisions, and conditions precedent to the sale of the Shares pursuant to the Sales Agreement. The Company may terminate the Sales Agreement at any time upon ten (10) days’ notice to the Agent.

The Company is not obligated to sell any Shares under the Sales Agreement and may at any time suspend sales pursuant to the Sales Agreement upon notice to the Sales Agent and subject to the terms of the Sales Agreement. The Sales Agreement may be terminated by either party at any time upon notice to the other party.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Dickinson Wright, PLLC relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart Esophageal Cancer Test, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, and our ability to successfully transition into a consumer products company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. Details about these risks and uncertainties can be found in our filings with the SEC. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Index

Exhibit No.	Description
1.1	At-the-Market Sales Agreement, dated December 2, 2025, by and between Lunai Bioworks, Inc. and Dawson James Securities, Inc.
5.1	Opinion of Dickinson Wright, PLLC
23.1	Consent of Dickinson Wright, PLLC (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNAI BIOWORKS, INC.

	By:	/s/ David Weinstein
	Name:	David Weinstein
	Title:	Chief Executive Officer

December 2, 2025